Exhibit 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Executive Vice President and Chief Financial Officer
(708) 450-6759
MIDWEST BANC HOLDINGS, INC. REPORTS SECOND QUARTER 2007 RESULTS OF
$0.21 PER DILUTED SHARE; NET INCOME INCREASED 77% FROM THE SECOND
QUARTER OF LAST YEAR AND 16% FROM THE FIRST QUARTER OF 2007
MELROSE PARK, IL – (MARKET WIRE) – July 24, 2007 – Midwest Banc Holdings, Inc. (NASDAQ: MBHI) today reported that second quarter 2007 net income increased 77% to $5.1 million, or $0.21 per diluted share, from $2.9 million, or $0.13 per diluted share in the second quarter of 2006. Compared to the first quarter of 2007, net income increased 16% from $4.4 million, or $0.18 per diluted share. Top line revenue increased 19% in the second quarter of 2007, compared to the first quarter of 2007 on an annualized basis.
Asset Quality
Fundamental asset quality trends remain stable to slightly improved. Aggregates remain negatively impacted by one Large Problem Credit (LPC) that was first publicly discussed on July 20, 2006. Total LPC exposure of $28.9 million at June 30, 2007 is unchanged from the prior quarter-end, and there were no additional LPC charge offs in the second quarter. We are now past the previously announced forbearance period for this problem relationship and have begun the process of aggressively pursuing the liquidation of collateral to pay down our loans. As expected, early in the third quarter, the borrower’s corporate entities filed for protection under Chapter 11 of the Bankruptcy Code. We are now pursuing collection through the court system. While we believe that prior charge offs and current specific reserves accurately and conservatively reflect our realizeable values, there can be no assurance that additional losses may not be incurred.
The chart below highlights the key credit trends over the past five quarters. We believe that the credit quality of the entire portfolio is stable.
The company charged off $1.3 million in the quarter (or 27 basis points annualized) of total loans. The second quarter loan loss provision was $1.0 million. Several charge offs were posted during the quarter that had been previously fully reserved.

Asset Quality Trends
	6/30/07	3/31/07	12/31/06	9/30/06	6/30/06
Annualized Net Charge-Offs	0.27%	(0.03%)	1.62%	0.03%	0.53%
Without Large Problem Credit *	0.27%	(0.03%)	0.06%	0.03%	0.53%
OREO ($ millions)	$2.3	$2.4	$2.6	$2.9	$5.2
Nonaccrual Loans to Gross Loans	2.20%	2.14%	2.20%	1.13%	0.77%
Without Large Problem Credit *	0.74%	0.76%	0.87%	0.54%	0.42%
Nonperforming Assets to Total Assets	1.52%	1.48%	1.55%	0.83%	0.68%
Without Large Problem Credit *	0.56%	0.58%	0.67%	0.45%	0.47%
Delinquencies 30-89 Days to Gross Loans	0.63%	0.48%	0.33%	1.98%	0.62%
Without Large Problem Credit *	0.63%	0.48%	0.33%	0.76%	0.62%
Internally Classified Loans to Gross Loans **	2.99%	2.66%	2.77%	2.80%	2.89%
Without Large Problem Credit *	1.53%	1.29%	1.44%	1.73%	1.82%
Special Mention Loans to Gross Loans	2.54%	4.29%	4.04%	3.81%	4.06%

*	Management believes that the asset quality ratios excluding the Large Problem Credit provide useful information regarding asset quality trends. The Large Problem Credit overshadows the fundamental condition of the loan portfolio. See the reconciliation table in footnote 12 to the Consolidated Financial Highlights.

**	Internally classified loans are loans classified by management as substandard or doubtful.
We continue to reduce the risk profile of the company by selling down our largest credit exposures. At quarter end, loans to our 20 largest borrowers totaled 15.5% of total loans, compared to 16.6% at year end 2006 and 24.8% at year end 2005. In addition, the net impact of participations in the quarter (sales of loans Midwest Bank originated and paydowns on existing purchased participations) created a reduction in outstandings of $22.1 million as of June 30, 2007, compared to March 31, 2007. Absent these sales, loans would have grown at 11.0% on an annualized basis.
Business Trends
Top line revenue grew at a 19% annualized rate from the first quarter of 2007 and 51% from the second quarter of 2006. Midwest continues to derive the majority of its income from its net interest spread business. Despite the continuing challenge in the interest rate environment, the net interest margin increased to 3.05% in the second quarter of 2007, compared to 3.01% in the first quarter of 2007, which appears to have been the low point in the current cycle. The net interest margin was 3.46% in the second quarter of 2006.
Total loans increased $32.1 million from the end of the first quarter, or at a 6.6% rate on an annualized basis. The slow down in all forms of real estate also precipitated a change in our loan mix. Construction loans decreased to 20% of the portfolio from 22% at year end, and commercial and industrial loans increased to 22% of the portfolio, up from 19% at year end. The expertise of the former Royal American lending team has allowed our company to continue on its growth path in a changing economic environment. Construction loan paydowns were approximately $175.1 million in the first half of 2007, or about 50% higher than normal levels. Outstanding construction loans declined $24.3 million from year end.
Deposits were up $50.8 million from the end of the first quarter. Midwest continues to focus on core deposit growth which began to show improvement during the second half of the second quarter.

Continued improvement in net interest margin will be driven by core deposit growth and high quality loan growth. We do not anticipate any significant benefit from an improved interest rate environment during the remainder of 2007.
Noninterest income increased $176,000 for the second quarter of 2007, a 4.7% gain (18.9% annualized) over the first quarter. Trust fees and insurance commissions were the biggest gainers in this category. Fee income remains an upside opportunity area for the company and is a focus of our business unit managers.
Noninterest expenses declined $437,000 in the quarter. Total compensation costs declined $84,000, primarily due to payroll-related taxes and better control of overtime and temporary employee expenses. Revenue gains and expense reduction helped drive down the efficiency ratio to 66% from 70% in the first quarter. Our goal is to continue to drive down the efficiency ratio to below 60%. We believe core noninterest expenses will be flat to slightly down for the remainder of the year.
New Initiatives
Midwest continues to pursue all opportunities to grow revenue and control expenses. We are pleased to announce two new business arrangements which should assist in our reaching these objectives.
On June 20, 2007, Midwest entered into an arrangement to outsource janitorial services at several of our largest offices. Annual savings of over $100,000 are expected; and if the arrangement works as anticipated, it may be expanded to include additional offices.
On July 5, 2007, Midwest entered into a joint marketing arrangement with Chicago Bancorp (CBI). CBI is the largest privately held mortgage bank in Chicago. They are a very high quality provider of full spectrum mortgage services around the U.S. Through this arrangement, approximately fifteen Midwest employees will become employees of CBI. They, along with other CBI employees, will provide residential mortgage services to Midwest customers. CBI will also refer individual residential land and construction loan opportunities to Midwest along with deposit, home equity loan and commercial real estate opportunities. We believe that this arrangement will enable us to provide better service and better pricing to our customers while also providing us with a high quality source of additional loan volume. In the few weeks since signing our agreement, CBI has provided a substantial level of quality loan and deposit referrals. Annualized expense savings are anticipated to exceed $1.0 million.
Proposed Merger
On March 22, 2007, we announced an agreement to acquire Northwest Suburban and to merge Mount Prospect National Bank, Northwest Suburban’s bank subsidiary, into Midwest Bank and Trust Company, creating a 29-branch bank with more than $3.5 billion in assets. All required bank regulatory approvals have been obtained and the merger remains subject to approval by Northwest’s shareholders.
The acquisition would make Midwest Bank the 18th largest bank in the Chicago area, and the 6th largest independent bank based on deposits. It would expand our geographic footprint in the northwest suburbs. Northwest Suburban’s branch locations in Des Plaines, Lakemoor, Lake Zurich, Mount Prospect, and North Barrington provide a complimentary footprint for Midwest Bank branches in northwest Cook, Lake and McHenry counties.

Cost savings at announcement were estimated to be $1.3 million, after tax, or 22%. Since the original announcement, we have made a comprehensive review of best practices and cost saving opportunities. As a result, we are confident that cost saves can be in the neighborhood of 25% - 28% of Northwest’s expenses, exceeding our original projection without negatively impacting the quality of our operations or the service to our customers. We will continue to look for more opportunities to develop best practices and increase cost savings.
Pursuant to the merger agreement, Northwest has the right to terminate the merger agreement under certain circumstances based upon the performance of Midwest’s common stock. Specifically, if (i) Midwest’s volume weighted average price for the 30 consecutive trading day period ending on the third trading day prior to the merger closing date, referred to as the “final VWAP,” is less than $15.4783 (which is equal to 80% of $19.3479, which was the volume weighted average price of Midwest’s common stock for the 30 consecutive trading day period ending on March 20, 2007, referred to as the “initial VWAP”), and (ii) the percentage decrease from the initial VWAP to the final VWAP is greater than 15 percentage points lower than the percentage decrease in the NASDAQ Bank Index over the same period of time, then Northwest will have the right to terminate the merger agreement, subject to Midwest’s right to increase the exchange ratio to a number of shares of Midwest common stock for each Northwest share that would result in the value per share of the stock consideration (based on the final VWAP) to be equal to $38.00 per share of Northwest common stock.
While Northwest has not publicly stated whether it would exercise its termination right if the conditions described above are met, Midwest has indicated to Northwest that it will not consider increasing the exchange ratio at this time. The parties have been discussing alternative transaction structures to provide more certainty as to a closing, but no agreements have been reached. The parties continue to work towards an October 1, 2007 closing date, but there can be no assurance that the merger will close as of that date, or at all, or if it does close, that it will be under its current terms.
Share Repurchase Plan
During the second quarter of 2007, 179,500 shares were repurchased in the market at an average price of $16.62. These shares were acquired in public transactions as part of our 5% share repurchase program. There are 856,000 remaining shares available to be repurchased under this program. We will continue to buy back shares in private and public transactions, as permitted by SEC rules, and believe the shares to be significantly undervalued. Depending on market conditions, the buyback plan could be accelerated in the third quarter.
Conference Call
We will conduct a conference call to discuss second quarter results on July 25, 2007, at 11:00 A.M. eastern/10:00 A.M. central. The webcast and call will be hosted by members of management. A brief discussion of quarterly results and trends will be followed by questions from professional investors and analysts invited to participate in the interactive portion of the discussion.
Interested parties wishing to participate in the interactive portion of the call can dial in at (877) 407-0778 or (201) 689-8565 for international calls. The live webcast can be accessed at www.midwestbanc.com and will be available for replay on that website through October 25, 2007. The audio replay may be accessed through August 2, 2007 at (877) 660-6853 or (201) 612-7415 for international calls, account number 286, conference ID number 246991.

Information on MBHI is available on the Internet at www.midwestbanc.com.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. Midwest Banc Holdings, Inc.’s principal operating subsidiaries are Midwest Bank and Trust Company; Midwest Financial and Investment Services, Inc.; Midwest Bank Insurance Services, LLC; and Royal American Investment Services, Inc.
Additional Information
In connection with the proposed acquisition of Northwest Suburban Bancorp. Inc. (“Northwest Suburban”) by Midwest Banc Holdings, Inc. (the “Company”), the Company filed with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of the Company’s common stock to be issued to the stockholders of Northwest Suburban. The registration statement will include a proxy statement/prospectus which will be sent to the stockholders of Northwest Suburban seeking their approval of the proposed transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NORTHWEST SUBURBAN AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to the Company, 501 W. North Avenue, Melrose Park, Illinois 60160, Attention: Investor Relations (telephone number (708) 865-1053) or Northwest Suburban, 50 North Main Street, Mount Prospect, Illinois 60056 (telephone number (847) 222-1112).
The Company, Northwest Suburban and their respective directors, executive officers, and certain other members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Northwest Suburban in connection with the merger transaction. For information about the Company’s directors, executive officers and members of management, stockholders are asked to refer to the most recent proxy statement issued by the Company, which is available on its website and at the address provided in the preceding paragraph. Information regarding Northwest Suburban’s directors, executive officers and members of management and their respective interests in the proposed transaction will be available in the proxy statement/prospectus of the Company and Northwest Suburban described above and other relevant materials to be filed with the SEC.
###
This news release contains certain “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the company’s Annual Report on Form 10-K and other publicly available information regarding the company, copies of which are available from the company upon request. Such publicly available information sets forth certain risks and uncertainties related to the company’s business, which should be considered in evaluating “Forward-Looking Statements.”

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
ASSETS

Cash	$53,832	$64,153	$91,630	$70,004	$61,804
Federal funds sold and other short-term investments	8,861	24,485	8,902	2,647	52,152

Total cash and cash equivalents	62,693	88,638	100,532	72,651	113,956
Securities available-for-sale	639,087	639,985	589,981	642,188	623,222
Securities held-to-maturity	42,110	43,562	45,931	50,688	52,363

Total securities	681,197	683,547	635,912	692,876	675,585
Federal Reserve and Federal Home Loan Bank stock, at cost	23,683	23,592	23,592	20,977	16,105
Loans held for sale	2,349	3,740	2,672	3,321	3,639
Loans	1,982,672	1,950,613	1,946,816	1,909,026	1,422,830
Allowance for loan losses	(23,724)	(24,028)	(23,229)	(25,542)	(20,874)

Net loans	1,958,948	1,926,585	1,923,587	1,883,484	1,401,956
Cash value of life insurance	66,676	65,973	65,220	64,526	51,383
Premises and equipment, net	22,489	22,282	21,960	20,993	22,965
Other real estate	2,312	2,403	2,640	2,864	5,237
Core deposit and other intangibles, net	9,812	10,163	11,273	11,677	1,592
Goodwill	79,625	79,625	79,488	78,567	891
Due from broker	38,321	—	—	15,109	—
Other assets	74,189	74,083	75,170	75,256	68,293

Total assets	$3,022,294	$2,980,631	$2,942,046	$2,942,301	$2,361,602

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits
Noninterest-bearing	$256,152	$247,548	$276,381	$272,442	$165,837
Interest-bearing	1,801,690	1,759,452	1,681,429	1,754,394	1,418,230

Total deposits	2,057,842	2,007,000	1,957,810	2,026,836	1,584,067
Federal funds purchased	29,000	7,000	66,000	34,000	—
Securities sold under agreements to repurchase	282,037	251,070	201,079	229,676	221,603
Advances from the Federal Home Loan Bank	269,911	319,897	319,883	254,869	250,000
Junior subordinated debentures	65,845	65,828	65,812	65,800	55,672
Due to broker	—	—	—	—	8,203
Other liabilities	34,084	39,337	44,220	41,643	28,945

Total liabilities	2,738,719	2,690,132	2,654,804	2,652,824	2,148,490

STOCKHOLDERS’ EQUITY

Preferred stock	—	—	—	—	—
Common stock	255	255	255	254	222
Additional paid-in capital	202,690	201,752	200,797	199,878	134,336
Retained earnings	100,811	98,951	97,807	98,132	95,424
Restricted stock	—	—	—	—	—
Accumulated other comprehensive loss	(11,861)	(5,115)	(6,273)	(6,561)	(16,380)
Treasury stock, at cost	(8,320)	(5,344)	(5,344)	(2,226)	(490)

Total stockholders’ equity	283,575	290,499	287,242	289,477	213,112

Total liabilities and stockholders’ equity	$3,022,294	$2,980,631	$2,942,046	$2,942,301	$2,361,602

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Interest Income
Loans	$36,822	$36,058	$35,970	$36,874	$26,640
Loans held for sale	48	30	41	44	23
Securities
Taxable	8,729	7,563	7,450	7,484	7,469
Exempt from federal income taxes	462	700	962	956	833
Trading securities	—	—	—	189	—
Dividend income from Federal Reserve and Federal Home Loan Bank stock	226	228	218	199	139
Federal funds sold and other short-term investments	205	187	69	157	186

Total interest income	46,492	44,766	44,710	45,903	35,290
Interest Expense
Deposits	18,582	17,899	17,495	16,963	12,323
Federal funds purchased	393	699	776	352	150
Securities sold under agreement to repurchase	2,563	2,159	2,651	2,857	2,208
Advances from the Federal Home Loan Bank	3,670	3,648	3,286	3,001	1,982
Junior subordinated debentures	1,315	1,301	1,327	1,337	1,074

Total interest expense	26,523	25,706	25,535	24,510	17,737

Net interest income	19,969	19,060	19,175	21,393	17,553
Provision for loan losses	1,036	645	5,500	1,550	5,000

Net interest income after provision for loan losses	18,933	18,415	13,675	19,843	12,553
Noninterest Income
Service charges on deposit accounts	1,575	1,634	1,572	1,543	1,415
Net gains (losses) on securities transactions	31	(14)	42	—	—
Net trading profits	—	—	—	624	—
Gains on sale of loans	225	176	270	194	205
Insurance and brokerage commissions	541	573	514	478	486
Trust	503	393	399	357	86
Increase in cash surrender value of life insurance	703	753	694	676	534
Gain on extinguishment of debt	—	—	—	—	625
Other	318	205	299	275	250

Total noninterest income	3,896	3,720	3,790	4,147	3,601
Noninterest Expenses
Salaries and employee benefits	10,363	10,447	10,058	9,318	7,618
Occupancy and equipment	2,190	2,190	2,088	1,885	1,647
Professional services	1,087	1,208	1,172	1,452	1,267
Marketing	478	679	591	418	587
Other real estate owned	7	25	75	47	220
Merger related charges	—	—	—	1,595	—
Other	2,519	2,532	2,511	2,479	1,702

Total noninterest expenses	16,644	17,081	16,495	17,194	13,041

Income before income taxes	6,185	5,054	970	6,796	3,113
Provision (benefit) for income taxes	1,078	642	(1,963)	814	223

Net Income	$5,107	$4,412	$2,933	$5,982	$2,890

Basic earnings per share	$0.21	$0.18	$0.12	$0.24	$0.13

Diluted earnings per share	$0.21	$0.18	$0.12	$0.24	$0.13

Cash dividends per common share	$0.13	$0.13	$0.13	$0.13	$0.13

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Six Months Ended
	June 30,	June 30,
	2007	2006
Interest Income
Loans	$72,880	$51,010
Loans held for sale	78	40
Securities
Taxable	16,292	15,391
Exempt from federal income taxes	1,162	1,652
Dividend income from Federal Reserve and Federal Home Loan Bank stock	454	276
Federal funds sold and other short-term investments	392	280

Total interest income	91,258	68,649
Interest Expense
Deposits	36,481	23,060
Federal funds purchased	1,092	398
Securities sold under agreement to repurchase	4,722	4,879
Advances from the Federal Home Loan Bank	7,318	3,521
Junior subordinated debentures	2,616	2,077

Total interest expense	52,229	33,935

Net interest income	39,029	34,714
Provision for loan losses	1,681	5,000

Net interest income after provision for loan losses	37,348	29,714
Noninterest Income
Service charges on deposit accounts	3,209	2,618
Net gains (losses) on securities transactions	17	(195)
Gains on sale of loans	401	296
Insurance and brokerage commissions	1,114	998
Trust	896	163
Increase in cash surrender value of life insurance	1,456	1,024
Gain on extinguishment of debt	—	1,250
Other	523	460

Total noninterest income	7,616	6,614
Noninterest Expenses
Salaries and employee benefits	20,810	15,100
Occupancy and equipment	4,380	3,103
Professional services	2,295	2,347
Marketing	1,157	1,040
Other real estate owned	32	189
Other	5,051	3,147

Total noninterest expenses	33,725	24,926

Income before income taxes	11,239	11,402
Provision for income taxes	1,720	2,571

Net Income	$9,519	$8,831

Basic earnings per share	$0.39	$0.40

Diluted earnings per share	$0.38	$0.40

Cash dividends per common share	$0.26	$0.25

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED NET INTEREST MARGIN
     The following tables set forth the average balances, net interest income and expense and average yields and rates for the Company’s interest-earning assets and interest-bearing liabilities for the indicated periods.

	For the Three Months Ended
	June 30, 2007			March 31, 2007			June 30, 2006
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
				(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest-bearing deposits due from banks	$16,857	205	4.86%	$15,987	$187	4.68%	$11,834	$186	6.29%
Securities:
Taxable(1)	678,766	9,261	5.46	603,622	8,107	5.37	601,238	7,893	5.25
Exempt from federal income taxes(1)	47,768	711	5.95	73,379	1,077	5.87	87,396	1,281	5.86

Total securities	726,534	9,972	5.49	677,001	9,184	5.44	688,634	9,174	5.32
FRB and FHLB stock	23,688	226	3.82	23,592	228	3.87	14,851	139	3.74
Loans held for sale	3,011	48	6.38	2,004	30	5.99	1,513	23	6.08
Loans:
Commercial loans(1)(3)(4)	413,416	8,134	7.87	392,953	7,677	7.81	208,637	4,172	8.00
Commercial real estate loans(1)(3)(4)(6)	1,257,438	23,757	7.56	1,263,819	23,522	7.44	979,351	18,655	7.62
Agricultural loans(1)(3)(4)	3,538	72	8.14	2,849	56	7.86	2,540	49	7.72
Consumer real estate loans(3)(4)(6)	277,562	4,730	6.82	276,542	4,674	6.76	226,400	3,745	6.62
Consumer installment loans(3)(4)	9,483	184	7.76	10,297	187	7.26	4,557	90	7.90

Total loans	1,961,437	36,877	7.52	1,946,460	36,116	7.44	1,421,485	26,711	7.52

Total interest-earning assets	$2,731,527	$47,328	6.92%	$2,665,044	$45,745	6.88%	$2,138,317	$36,233	6.76%

Noninterest-Earning Assets:
Cash	$49,301			$71,088			$49,908
Premises and equipment, net	22,279			22,004			22,503
Allowance for loan losses	(23,807)			(24,907)			(17,630)
Other assets	233,739			232,810			126,615

Total noninterest-earning assets	281,512			300,995			181,396

Total assets	$3,013,039			$2,966,039			$2,319,713

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$171,671	$792	1.85%	$163,108	$730	1.79%	$136,094	$269	0.79%
Money-market demand and savings accounts	362,692	2,380	2.62	378,039	2,446	2.59	276,221	1,158	1.68
Time deposits less than $100,000	736,665	8,917	4.84	731,217	8,639	4.73	758,439	7,685	4.05
Time deposits of $100,000 or more	495,549	6,493	5.24	466,924	6,084	5.21	260,695	3,068	4.71
Public funds	—	—	—	—	—	—	12,539	143	4.56

Total interest-bearing deposits	1,766,577	18,582	4.21	1,739,288	17,899	4.12	1,443,988 .988	12,323	3.40
Borrowings:
Federal funds purchased and repurchase agreements	283,571	2,956	4.17	256,322	2,858	4.46	207,660	2,358	4.54
FHLB advances	318,256	3,670	4.61	319,890	3,648	4.56	206,594	1,982	3.84
Notes payable and other borrowings	65,837	1,315	7.99	65,820	1,301	7.91	55,672	1,074	7.72

Total borrowings	667,664	7,941	4.76	642,032	7,807	4.88	469,926	5,414	4.60

Total interest-bearing liabilities	$2,434,241	$26,523	4.36%	$2,381,320	$25,706	4.32%	1,913,914	17,737	3.72%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$254,679			$256,433			$161,485
Other liabilities	34,359			39,503			25,809

Total interest-bearing liabilities	289,038			295,936			187,294
Stockholders’ equity	289,760			288,783			218,505

Total liabilities and stockholders’ equity	$3,013,039			$2,966,039			$2,319,713

Net interest income (tax equivalent)(1)(5)		$20,805	2.56%		$20,039	2.56%		18,496	3.04%

Net interest margin (tax equivalent)(1)			3.05%			3.01%			3.46%

Net interest income(2)(5)		$19,969			$19,060			$17,553

Net interest margin(2)			2.92%			2.86%			3.28%

(1)	Adjusted for 35% tax rate and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	For the three months ended,
	June 30,	March 31,	June 30
	2007	2007	2006
Net interest income	$19,969	$19,060	$17,553
Tax equivalent adjustment to net interest income	836	979	943

Net interest income, tax equivalent basis	$20,805	$20,039	$18,496

(6)	Includes construction loans.

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED NET INTEREST MARGIN

	For the Six Months Ended
	June 30, 2007			June 30, 2006
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest-Earning Assets:
Federal funds sold and interest-bearing deposits due from banks	$16,425	$392	4.77%	$10,892	$280	5.14%
Securities:
Taxable(1)	641,112	17,368	5.42	626,512	16,230	5.18
Exempt from federal income taxes(1)	60,803	1,788	5.88	86,503	2,542	5.88

Total securities	701,915	19,156	5.46	713,015	18,772	5.26
FRB and FHLB stock	23,630	454	3.84	14,757	276	3.74
Loans held for sale	2,510	78	6.22	1,334	40	6.00
Loans:
Commercial loans(1)(3)(4)	403,241	15,811	7.84	202,269	7,876	7.79
Commercial real estate loans(1)(3)(4)	1,260,611	47,279	7.50	963,188	35,815	7.44
Agricultural loans(3)(4)	3,195	128	8.01	2,276	86	7.56
Consumer real estate loans(3)(4)	277,055	9,404	6.79	222,643	7,203	6.47
Consumer installment loans(3)(4)	9,888	371	7.50	4,500	173	7.69

Total loans	1,953,990	72,993	7.48	1,394,876	51,153	7.34

Total interest-earning assets	$2,698,470	$93,073	6.90%	$2,134,874	$70,521	6.60%

Noninterest-Earning Assets:
Cash	$60,134			$50,151
Premises and equipment, net	22,142			22,268
Allowance for loan losses	(24,354)			(17,931)
Other assets	233,278			122,224

Total noninterest-earning assets	291,200			176,712

Total assets	$2,989,670			$2,311,586

Interest-Bearing Liabilities:
Deposits:
Interest-bearing demand deposits	$167,413	$1,522	1.82%	$140,328	$549	0.78%
Money-market demand and savings accounts	370,323	4,826	2.61	285,062	2,373	1.66
Time deposits less than $100,000	733,956	17,556	4.78	760,415	14,760	3.88
Time deposits of $100,000 or more	481,316	12,577	5.23	224,170	5,087	4.54
Public funds	—	—	—	13,199	291	4.41

Total interest-bearing deposits	1,753,008	36,481	4.16	1,423,174	23,060	3.24
Borrowings:
Federal funds purchased and repurchase agreements	270,023	5,814	4.31	245,813	5,277	4.29
FHLB advances	319,068	7,318	4.59	188,674	3,521	3.73
Notes payable and other borrowings	65,828	2,616	7.95	55,672	2,077	7.46

Total borrowings	654,919	15,748	4.80	490,159	10,875	4.44

Total interest-bearing liabilities	$2,407,927	$52,229	4.34%	$1,913,333	$33,935	3.54%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	$255,551			$155,245
Other liabilities	36,918			24,825

Total interest-bearing liabilities	292,469			180,070
Stockholders’ equity	289,274			218,183

Total liabilities and stockholders’ equity	$2,989,670			$2,311,586

Net interest income (tax equivalent)(1)(5)		$40,844	2.56%		$36,586	3.06%

Net interest margin (tax equivalent)(1)			3.03%			3.43%

Net interest income(2)(5)		$39,029			$34,714

Net interest margin(2)			2.89%			3.25%

(1)	Adjusted for 35% tax rate and adjusted for the dividends-received deduction where applicable.

(2)	Not adjusted for 35% tax rate or for the dividends-received deduction.

(3)	Nonaccrual loans are included in the average balance; however, these loans are not earning any interest.

(4)	Includes loan fees which are immaterial.

(5)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	For the six months ended,
	June 30,	June 30
	2007	2006
Net interest income	$39,029	$34,714
Tax equivalent adjustment to net interest income	1,815	1,872

Net interest income, tax equivalent basis	$40,844	$36,586

(6)	Includes construction loans.

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	June 30,		March 31,		December 31,		September 30,		June 30,
	2007		2007		2006		2006		2006
Income Statement Data:
Net income	$5,107		$4,412		$2,933		$5,982		$2,890
Core net income (1)	5,107		4,412		2,933		6,943		2,890
Core efficiency ratio (1) (2) (3) (7)	65.78%		69.83%		66.10%		56.45%		57.38%

Per Share Data and Other:
Basic earnings per share	$0.21		$0.18		$0.12		$0.24		$0.13
Diluted earnings per share	0.21		0.18		0.12		0.24		0.13
Cash dividends declared	0.13		0.13		0.13		0.13		0.13
Book value at end of period	11.55		11.76		11.65		11.67		9.71
Tangible book value at end of period (9)	7.91		8.12		7.97		8.03		9.60
Stock price at end of period	14.50		17.71		23.75		24.42		22.25
Average stock price	16.35		20.25		23.66		23.03		22.84
Full time equivalent employees	489		491		494		498		420

Selected Financial Ratios:
Return on average assets (4)	0.68%		0.60%		0.39%		0.80%		0.50%
Core return on average assets (1) (4)	0.68		0.60		0.39		0.93		0.50
Return on average equity (4)	7.07		6.20		4.01		8.43		5.31
Core return on average equity (1) (5)	7.07		6.20		4.01		9.79		5.31
Dividend payout	63.60		74.07		111.08		54.70		100.24
Loans to deposits at end of period	96.35		97.19		99.44		94.19		89.82
Loans to assets at end of period	65.60		65.44		66.17		64.88		60.25
Average equity to average assets	9.62		9.74		9.84		9.48		9.42
Equity to assets at end of period	9.38		9.75		9.76		9.84		9.02
Tangible capital to tangible assets at end of period (9) (10)	6.62		6.94		6.89		6.99		8.93
Tier I capital to risk-weighted assets (11)	11.76		12.02		11.92		12.64		16.22
Total capital to risk-weighted assets (11)	12.81		13.10		12.97		13.84		17.44
Net interest margin (tax equivalent) (6) (7)	3.05		3.01		3.08		3.40		3.46
Allowance for loan losses to total loans at the end of period	1.20		1.23		1.19		1.34		1.47
Net loans charged off to average loans	0.27		(0.03)		1.62		0.03		0.53
Nonaccrual loans to loans at the end of period	2.20		2.14		2.20		1.13		0.77
Nonperforming assets to total assets (8)	1.52		1.48		1.55		0.83		0.68
Allowance to nonaccrual loans	0.54	x	0.58	x	0.54	x	1.18	x	1.91	x

Balance Sheet Data:
Total earning assets	$2,698,762		$2,685,977		$2,617,894		$2,628,847		$2,170,311
Average earning assets	2,731,527		2,665,044		2,645,898		2,659,420		2,138,317
Average assets	3,013,039		2,966,039		2,946,366		2,967,572		2,319,713
Average loans	1,961,437		1,946,460		1,918,376		1,918,941		1,421,485
Average securities	726,534		677,001		697,577		703,922		688,634
Average deposits	2,021,256		1,995,721		1,996,864		2,062,014		1,605,473
Tangible stockholders’ equity (9)	194,138		200,711		196,481		199,233		210,629
Average equity	289,760		288,783		289,864		281,367		218,505

Asset Quality Data:
Loans 90 days past due and accruing	$608		$25		$34		$29		$14
Nonaccrual and impaired loans not accruing	43,588		41,679		42,826		21,555		10,925
Other real estate	2,312		2,403		2,640		2,864		5,237
Nonperforming assets	45,900		44,082		45,466		24,419		16,162

Share Data:
Common shares outstanding	24,547		24,705		24,663		24,796		21,946
Basic	24,638		24,693		24,725		24,811		21,942
Diluted	24,828		24,950		25,083		25,176		22,176

MIDWEST BANC HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars and shares in thousands, except per share data)

	Six Months Ended
	June 30,		June 30,
	2007		2006
Income Statement Data:
Net income	$9,519		$8,831
Core net income (1)	9,519		8,831
Core efficiency ratio (1) (2) (3) (7)	67.77%		56.31%

Per Share Data and Other:
Basic earnings per share	$0.39		$0.40
Diluted earnings per share	0.38		0.40
Cash dividends declared	0.26		0.25
Book value at end of period	11.55		9.71
Tangible book value at end of period (9)	7.91		9.60
Stock price at end of period	14.50		22.25
Average stock price	18.27		23.54

Full time equivalent employees	489		420

Selected Financial Ratios:
Return on average assets (4)	0.64%		0.77%
Core return on average assets (1) (4)	0.64		0.77
Return on average equity (5)	6.64		8.16
Core return on average equity (1) (5)	6.64		8.16
Dividend payout	68.45		62.60
Loans to deposits at end of period	96.35		89.82
Loans to assets at end of period	65.60		60.25
Average equity to average assets	9.68		9.44
Equity to assets at end of period	9.38		9.02
Tangible capital to tangible assets at end of period (9) (10)	6.62		8.93
Tier I capital to risk-weighted assets (11)	11.76		16.22
Total capital to risk-weighted assets (11)	12.81		17.44
Net interest margin (tax equivalent) (6) (7)	3.03		3.43
Allowance for loan losses to total loans at the end of period	1.20		1.47
Net loans charged off to average loans	0.12		0.27
Nonaccrual loans to loans at the end of period	2.20		0.77
Nonperforming assets to total assets (8)	1.52		0.68
Allowance to nonaccrual loans	0.54	x	1.91	x

Balance Sheet Data:
Total earning assets	$2,698,762		$2,170,311
Average earning assets	2,698,470		2,134,874
Average assets	2,989,670		2,311,586
Average loans	1,953,990		1,394,876
Average securities	701,915		713,015
Average deposits	2,008,559		1,578,419
Tangible stockholders’ equity (9)	194,138		210,629
Average equity	289,274		218,183

Asset Quality Data:
Loans 90 days past due and accruing	$608		$14
Nonaccrual and impaired loans not accruing	43,588		10,925
Other real estate	2,312		5,237
Nonperforming assets	45,900		16,162

Share Data:
Common shares outstanding	24,547		21,946
Basic	24,665		21,907
Diluted	24,881		22,153

(1)	Core net income is net income excluding merger related charges. Management believes that core net income is a more useful measure of operating performance since it excludes items that are not recurring in nature. In addition, management believes core net income is more reflective of current trends. The following table reconciles reported net income to core net income for the periods presented:

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Net Income	$5,107	$4,412	$2,933	$5,982	$2,890
Merger related charges, net of tax	—	—	—	961	—

Core net income	$5,107	$4,412	$2,933	$6,943	$2,890

	Six Months Ended
	June 30,	June 30,
	2007	2006
Net Income	$9,519	$8,831
Merger related charges, net of tax	—	—

Core net income	$9,519	$8,831

(2)	Excludes net gains or losses on securities transactions.

(3)	Noninterest expense less amortization and other real estate expenses divided by the sum of net interest income (tax equivalent) plus noninterest income. Core efficiency ratio excludes merger related charges. Management believes that the core efficiency ratio is a more useful measure since it excludes items that are not recurring in nature and is more reflective of current trends. The following tables reconcile reported noninterest expense to core noninterest expenses for the periods presented:

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Noninterest expenses	$16,644	$17,081	$16,495	$17,194	$13,041
Merger related charges	—	—	—	(1,595)	—

Core noninterest expenses	$16,644	$17,081	$16,495	$15,599	$13,041

	Six Months Ended
	June 30,	June 30,
	2007	2006
Noninterest expenses	$33,725	$24,926
Merger related charges	—	—

Core noninterest expenses	$33,725	$24,926

(4)	Net income divided by average assets for the period.

(5)	Net income divided by average equity for the period.

(6)	Net interest income, on a tax equivalent basis, divided by average interest earning assets for the period.

(7)	The following table reconciles reported net interest income on a tax equivalent basis for the periods presented:

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Net interest income	$19,969	$19,060	$19,175	$21,393	$17,553
Tax equivalent adjustment to net interest income	836	979	1,220	1,194	943

Net interest income, tax equivalent basis	$20,805	$20,039	$20,395	$22,587	$18,496

	Six Months Ended
	June 30,	June 30,
	2007	2006
Net interest income	$39,029	$34,714
Tax equivalent adjustment to net interest income	1,815	1,872

Net interest income, tax equivalent basis	$40,844	$36,586

(8)	Includes total nonaccrual loans and other real estate owned.

(9)	Stockholders’ equity less goodwill and net core deposit intangible and other intangibles. The following table reconciles reported stockholders’ equity to tangible stockholders’ equity for the periods presented:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Stockholders’ equity	$283,575	$290,499	$287,242	$289,477	$213,112
Core deposit intangible and other intangibles, net	9,812	10,163	11,273	11,677	1,592
Goodwill	79,625	79,625	79,488	78,567	891

Tangible stockholders’ equity	$194,138	$200,711	$196,481	$199,233	$210,629

(10)	Total assets less goodwill and net core deposit intangible and other intangibles. The following table reconciles reported total assets to tangible assets for the periods presented:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Total assets	$3,022,294	$2,980,631	$2,942,046	$2,942,301	$2,361,602
Core deposit intangible and other intangibles, net	9,812	10,163	11,273	11,677	1,592
Goodwill	79,625	79,625	79,488	78,567	891

Tangible assets	$2,932,857	$2,890,843	$2,851,285	$2,852,057	$2,359,119

(11)	These regulatory capital ratios exclude accumulated other comprehensive loss as follows:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Accumulated other comprehensive loss	$(11,861)	$(5,115)	$(6,273)	$(6,561)	$(16,380)

(12)	Asset quality trends excluding the Large Problem Credit - Management believes that the asset quality ratios excluding the Large Problem Credit provide useful information regarding asset quality trends. The Large Problem Credit overshadows the fundamental condition of the loan portfolio.
     The following table reconciles reported net charge offs (recoveries) to net charge offs (recoveries) excluding the Large Problem Credit for the periods presented:

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Net charge offs (recoveries)	$1,340	$(154)	$7,813	$126	$1,863
Net charge offs (recoveries) from the Large Problem Credit	—	—	7,500	—	—

Net charge offs (recoveries) excluding the Large Problem Credit	$1,340	$(154)	$313	$126	$1,863

     The following table reconciles reported nonaccrual loans to nonaccrual loans excluding the Large Problem Credit for the periods presented:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Nonaccrual loans	$43,588	$41,679	$42,826	$21,555	$10,925
Nonaccrual loans from the Large Problem Credit	28,909	26,845	25,825	11,252	5,000

Nonaccrual loans excluding the Large Problem Credit	$14,679	$14,834	$17,001	$10,303	$5,925

     The following table reconciles reported nonperforming assets to nonperforming assets excluding the Large Problem Credit for the periods presented:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Nonperforming assets	$45,900	$44,082	$45,466	$24,419	$16,162
Nonperforming assets from the Large Problem Credit	28,909	26,845	25,825	11,252	5,000

Nonperforming assets excluding the Large Problem Credit	$16,991	$17,237	$19,641	$13,167	$11,162

     The following table reconciles delinquencies of 30 to 89 days to delinquencies of 30 to 89 days excluding the Large Problem Credit for the periods presented:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Delinquencies of 30 to 89 days	$12,467	$9,390	$6,422	$37,741	$8,809
Delinquencies of 30 to 89 days from the Large Problem Credit	—	—	—	23,237	—

Delinquencies of 30 to 89 days excluding the Large Problem Credit	$12,467	$9,390	$6,422	$14,504	$8,809

     The following table reconciles reported internally classified loans to internally classified loans excluding the Large Problem Credit for the periods presented:

	June 30,	March 31,	December 31,	September 30,	June 30,
	2007	2007	2006	2006	2006
Internally classified loans	$59,279	$51,930	$53,920	$53,495	$41,169
Internally classified loans from the Large Problem Credit	28,909	26,845	25,825	20,528	15,267

Internally classified loans excluding the Large Problem Credit	$30,370	$25,085	$28,095	$32,967	$25,902